Contact:

William S. Jones
Executive Vice President
and Chief Administrative Officer
615/849-2272

CAVALRY BANCORP, INC. REPORTS
THIRD QUARTER EARNINGS

Murfreesboro, Tennessee—October 29, 2004—Cavalry Bancorp, Inc. (the "Company") (Nasdaq NMS:CAVB) announced today third quarter and year-to-date consolidated earnings for its wholly-owned subsidiary Cavalry Banking ("Bank") and the Company.

Net income increased from $1.3 million or $0.19 per share diluted for the quarter ended September 30, 2003 to $1.5 million or $0.22 per share diluted for the quarter ended September 30, 2004. Annualized return on average assets increased from 1.07% for the quarter ended September 30, 2003 to 1.10% for the quarter ended September 30, 2004. Annualized return on average equity increased from 9.60% for the quarter ended September 30, 2003 to 10.51% for the quarter ended September 30, 2004.

Net income was $3.7 million or $0.56 per share diluted for the nine months ended September 30, 2003 and $3.7 million or $0.55 per share diluted for the nine months ended September 30, 2004. Annualized return on average assets decreased from 1.10% for the nine months ended September 30, 2003 to 0.95% for the nine months ended September 30, 2004. Annualized return on average equity decreased from 9.76% for the nine months ended September 30, 2003 to 8.82% for the nine months ended September 30, 2004.

This increase in earnings for the quarter was a result of increased net interest income, increased deposit servicing fees and decreased non-interest expense. These factors were partially offset by increased provision for loan losses and decreased gain on sale of loans. Net interest income increased 23.69% from $4.1 million for the quarter ended September 30, 2003, to $5.1 million for the same period in 2004. Gain on sale of loans decreased 47.90% from $1.7 million for the quarter ended September 30, 2003 to $879,000 for the same period in 2004. Other income increased 7.93% from $2.4 million for the quarter ended September 30, 2003, to $2.6 million for the same period in 2004. Other expenses for the quarter ended September 30, 2004 decreased $179,000 or 2.95% from the quarter ended September 30, 2003.

This decrease in earnings for the nine months was a result of decreased gain on sale of loans, and increased non-interest expense. These factors were partially offset by increased interest income, increased other non-interest income and a decline in interest expense. Net interest income increased 18.00% from $12.0 million for the nine months ended September 30, 2003, to $14.2 million for the same period in 2004. Gain on sale of loans decreased 51.58% from $4.7 million for the nine months ended September 30, 2003 to $2.3 million for the same period in 2004. Other income increased 9.46% from $7.0 million for the nine months ended September 30, 2003, to $7.6 million for the same period in 2004. Other expenses increased 0.59% from $17.5 million for the nine months ended September 30, 2003, to $17.6 million for the same period in 2004.

Total assets of the Company increased from $515.2 million at December 31, 2003 to $551.9 million at September 30, 2004. Net loans receivable increased from $350.4 million at December 31, 2003 to $413.8 million at September 30, 2004. Loans held-for-sale decreased from $2.6 million at December 31, 2003 to $2.4 million at September 30, 2004. Deposits increased from $454.3 million at December 31, 2003 to $486.3 million at September 30, 2004. The Company has grown assets $76.2 million or 16.02% from September 30, 2003 to September 30, 2004. During this period from September 30, 2003 to September 30, 2004 loans have grown $79.5 million or 23.62% and deposits have grown $72.2 million or 17.44%.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Certain of these statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including the uncertainties inherent in the process of auditing and making end-of-year adjustments to a corporation’s financial statements. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

[Selected financial data follows]

Cavalry Bancorp, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share data)

	September 30,	December 31,
Assets	2004	2003

Cash and cash equivalents	$56,040	$70,913
Investment securities available-for-sale, at fair value	43,707	55,123
Loans held for sale, at estimated fair value	2,438	2,648
Loans receivable, net of allowances for loan losses of $4,728 at September 30, 2004 and $4,525 at December 31, 2003	413,788	350,412
Accrued interest receivable	1,813	1,668
Office properties and equipment, net	17,822	18,431
Required investments in stock of the Federal Home Loan Bank and Federal Reserve Bank stock, at cost	3,099	2,992
Foreclosed assets	13	-
Bank owned life insurance	8,499	8,308
Goodwill	1,772	1,772
Other assets	2,911	2,905
Total assets	551,902	515,172

Liabilities

Liabilities:
Deposits:
Non-interest-bearing	$90,212	$72,443
Interest-bearing	396,134	381,814
	486,346	454,257
Advances from Federal Home Loan Bank of Cincinnati	2,848	2,889
Accrued expenses and other liabilities	6,072	3,599
Total liabilities	495,266	460,745

Shareholders' Equity

Preferred Stock, no par value Authorized - 250,000 shares; none issued or outstanding at September 30, 2004 and December 31, 2003	-	-
Common Stock, no par value Authorized- 49,750,000 shares; issued and outstanding 6,741,752 and 6,834,873 at September 30, 2004, and December 31, 2003	9,439	10,175
Retained earnings	49,142	46,633
Unallocated ESOP shares	(1,839)	(2,373)
Accumulated other comprehensive loss, net of tax	(106)	(8)

Total Shareholders' equity	56,636	54,427

Total Liabilities and Shareholders' Equity	551,902	515,172

Cavalry Bancorp,Inc
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2004	2003	2004	2003

Interest income:

Loans	$5,994	5,055	$16,839	15,124
Investment securities	368	307	1,053	896
Other	120	82	261	309

Total interest income	6,482	5,444	18,153	16,329

Interest expense - deposits	1,367	1,303	3,880	4,221
Interest expense - borrowings	24	25	73	74

Total interest expense	1,391	1,328	3,953	4,295

Net interest income	5,091	4,116	14,200	12,034

Provision for loan losses	176	-	352	101

Net interest income after provision for loan losses	4,915	4,116	13,848	11,933

Non-interest income:

Servicing income	47	45	140	176
Gain on sale of loans, net	879	1,687	2,281	4,711
Gain (loss) on sale of investment securities, net	(81)	-	(3)	11
Deposit servicing fees and charges	1,457	1,208	3,992	3,455
Trust service fees	266	246	832	740
Commissions and other non-banking fees	649	676	1,899	1,995
Other operating income	221	196	754	579

Total non-interest income	3,438	4,058	9,895	11,667

Non-interest expenses:
Salaries and employee benefits	3,603	3,962	10,834	11,498
Occupancy expense	329	346	984	979
Supplies, communications, and other office expenses	223	286	706	791
Advertising expense	87	107	404	330
Professional fees	257	130	656	365
Equipment and service bureau expense	890	780	2,557	2,211
Other operating expense	491	448	1,464	1,327

Total non-interest expense	5,880	6,059	17,605	17,501
Income before income tax expense	2,473	2,115	6,138	6,099

Income tax expense	994	835	2,475	2,373

Net income	$1,479	1,280	$3,663	3,726

Basic Earnings Per Share	$0.23	0.20	$0.57	0.58

Diluted Earnings Per Share	$0.22	0.19	$0.55	0.56

Weighted average shares outstanding - Basic	6,441,148	6,418,261	6,463,810	6,392,235

Weighted average shares outstanding - Diluted	6,675,920	6,713,772	6,700,546	6,666,276

Cavalry Bancorp, Inc.
Consolidated Financial
Highlights
(unaudited)
(dollars in thousands)

	September 30,	December 31,
	2004	2003	% Change

FINANCIAL CONDITION DATA:

Total assets	$551,902	515,172	7.13%
Loans receivable, net	413,788	350,412	18.09%
Loans held-for-sale	2,438	2,648	-7.93%
Investment securities available-for-sale	43,707	55,123	-20.71%
Cash and cash equivalents	56,040	70,913	-20.97%
Deposits	486,346	454,257	7.06%
Borrowings	2,848	2,889	-1.42%
Shareholders' Equity	56,636	54,427	4.06%

	For the quarters ending			For the nine months ending
	September 30,			September 30,
	2004	2003	% Change	2004	2003	% Change

OPERATING DATA:

Interest income	$6,482	5,444	19.07%	$18,153	16,329	11.17%
Interest expense	1,391	1,328	4.74%	3,953	4,295	-7.96%

Net interest income	5,091	4,116	23.69%	14,200	12,034	18.00%
Provision for loan losses	176	-	0.00%	352	101	248.51%

Net interest income
after provision for loan losses	4,915	4,116	19.41%	13,848	11,933	16.05%

Gains from sale of loans	879	1,687	-47.90%	2,281	4,711	-51.58%
Other income	2,559	2,371	7.93%	7,614	6,956	9.46%
Other expenses	5,880	6,059	-2.95%	17,605	17,501	0.59%

Income before income taxes	2,473	2,115	16.93%	6,138	6,099	0.64%
Income tax expense	994	835	19.04%	2,475	2,373	4.30%

Net income	$1,479	1,280	15.55%	$3,663	3,726	-1.69%

	For the quarters ending		For the nine months ending
	September 30,		September 30,
	2004	2003	2004	2003

KEY FINANCIAL RATIOS

Performance Ratios:
Return on average assets	1.10%	1.07%	0.95%	1.10%
Return on average shareholders' equity	10.51%	9.60%	8.82%	9.76%
Interest rate spread	3.89%	3.65%	3.84%	3.83%
Net interest margin	4.17%	3.88%	4.07%	4.05%
Average interest-earning assets to average interest-bearing liabilities	125.35%	118.57%	121.43%	114.70%
Non-interest expense as a percent of average total assets	4.39%	5.06%	4.55%	5.18%
Efficiency ratio	68.94%	74.13%	73.06%	73.84%

Asset Quality Ratios:
Nonaccrual and 90 days or more past due loans as a percent of total loans, net	0.29%	0.23%
Nonperforming assets as a percent of total assets	0.22%	0.18%
Allowance for loan losses as a percent of total loans receivable	1.14%	1.38%
Net charge-offs to average outstanding loans	0.01%	0.01%	0.04%	0.06%